Exhibit 99.1
Dutch Bros Inc. Reports Third Quarter 2026 Financial Results
Achieves 30% Revenue Growth Year-Over-Year
Delivers 5.4% Company-Operated and 4.4% Systemwide Same Shop Sales Growth
Announces Accelerated 2027 System Shop Opening Goal of 250 Shops
TEMPE, Ariz. - November 4, 2026 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the U.S. quick service beverage industry, today reported financial results for the third quarter ended September 30, 2026.
Third Quarter 2026 Highlights
•Opened 48 new shops, 42 of which were company-operated.
•Total revenues grew 29.8% to $549.8 million as compared to $423.6 million in the same period of 2025.
•Company-operated same shop sales increased 5.4% and company-operated same shop customer visits increased 1.0% relative to the same period of 2025. Systemwide same shop sales increased 4.4% and systemwide same shop customer visits increased 0.4% relative to the same period in 2025.
•Net income was $37.2 million as compared to $27.3 million in the same period of 2025.
•Adjusted EBITDA1 grew 29.6% to $101.1 million as compared to $78.0 million in the same period of 2025.
•Completed the reacquisition of franchise rights and assets of the Phoenix East Valley franchise consisting of 32 locations on July 27, 2026.
Christine Barone, Chief Executive Officer and President of Dutch Bros, said, “Dutch Bros continues to gain share in the high-growth beverage category. In the third quarter, we achieved our fourteenth consecutive quarter of positive same shop sales and ninth consecutive quarter of same shop customer visit growth. This is a testament to the strength of our brand, our differentiated people-led culture, and our strategic focus on expanding customer occasions.”

Barone concluded, “The investments we’ve made in our people, tools, and processes over the past several years have enabled seamless execution by our teams and strengthened the foundation of our business. As we look ahead to 2027, we’re building on that foundation and unlocking new growth opportunities across the business. From accelerating our pace of beverage innovation to testing new hot food platforms, enhancing digital capabilities and piloting delivery, we’re creating more reasons for new and existing customers to choose Dutch Bros.”

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2026 Guidance
•Total revenues are now projected to be at least $2.1 billion.
•Same shop sales growth is now estimated to be at least 5%.
•Adjusted EBITDA2 is now estimated to be approximately $380 million.
•Capital expenditures are now estimated to be between $370 million and $390 million.
The item below remains unchanged.
•Total system shop openings are estimated to be at least 185.
2027 Guidance
•Total system shop openings are estimated to be approximately 250.
_________________
1    This is a non-GAAP financial measure. Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
2    We have not reconciled guidance for Adjusted EBITDA to the corresponding U.S. GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Joshua Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the third quarter ended September 30, 2026.
Event: Third Quarter 2026 Conference Call and Webcast
Date: Wednesday, November 4, 2026
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a fun-loving, mind-blowing drive-thru specialty beverage leader dedicated to making a massive difference, one cup at a time. It was founded in Grants Pass, Oregon, in 1992 and now shares its vibrant culture and fully customizable drinks at 1,273 locations as of September 30, 2026. Dutch Bros serves a wide variety of unique, handcrafted beverages such as its exclusive Dutch Bros Rebel® energy drink, Myst Energy RefresherTM, specialty coffee, nitrogen-infused cold brew, tea, lemonade, soda and more.
Dutch Bros is wholeheartedly focused on radiating kindness and sharing the Dutch Luv®. In addition to its mission of speed, quality and service, the Dutch Bros Foundation® is passionate about giving back to the communities it serves. Through local giving and annual nation-wide initiatives, the Dutch Bros Foundation makes impactful contributions to causes across the country.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this press release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this press release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding Dutch Bros’ growth trajectory, and Dutch Bros’ potential or assumed future results of operations, including guidance for 2026 and 2027, new shop openings, estimated capital expenditures, business strategies and initiatives, and potential sales and revenue growth. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “intend,” “may,” “target,” “estimates,” “predict,” “project,” “expect,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to past growth being indicative of future results, whether Dutch Bros’ foundational investments result in continued growth for Dutch Bros, including increases in customer engagement and sales, the success of Dutch Bros’ food offering sales translating to sales of food offerings in other markets, changes in consumer preference due to new information or regulations regarding additives, diet and health or otherwise, acquisitions or partnerships not ultimately strengthening Dutch Bros’ competitive position, or achieving the intended goals of such acquisition or partnership, any problems that may arise in successfully integrating acquired businesses or assets, which may result in Dutch Bros not operating as effectively and efficiently as expected or divert management from their primary responsibilities, general economic conditions, changes in general consumer discretionary spending, including due to higher gas prices, inflation or lack of consumer confidence, commodity inflation, the ability to navigate evolving macroeconomic conditions, the effects of disruption between the U.S. and its trading partners due to military conflicts, tariffs or other policies, disruptions in our supply chain, increased labor costs, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 6, 2026, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2026	2025	2026	2025
Revenues
Company-operated shops	$515,006	$392,833	$1,454,094	$1,099,754
Franchising and other	34,833	30,751	111,008	94,795
Total revenues	549,839	423,584	1,565,102	1,194,549

Costs and Expenses
Cost of sales	418,071	316,805	1,174,802	877,733
Selling, general and administrative	78,954	65,289	232,781	189,595
Total costs and expenses	497,025	382,094	1,407,583	1,067,328

Income from operations	52,814	41,490	157,519	127,221

Other expense
Interest expense, net	(7,079)	(6,695)	(21,337)	(20,886)
Other income (expense), net	300	149	1,086	(1,852)
Total other expense	(6,779)	(6,546)	(20,251)	(22,738)

Income before income taxes	46,035	34,944	137,268	104,483
Income tax expense	8,807	7,661	24,771	16,363
Net income	$37,228	$27,283	$112,497	$88,120
Less: Net income attributable to non-controlling interests	10,071	9,788	31,833	29,648
Net income attributable to Dutch Bros Inc.	$27,157	$17,495	$80,664	$58,472
Net income per share of Class A common stock:
Basic	$0.20	$0.14	$0.61	$0.47
Diluted	$0.20	$0.14	$0.60	$0.47
Weighted-average shares of Class A common stock outstanding:
Basic	137,941	126,986	133,230	124,751
Diluted	138,178	127,379	133,388	125,204

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DUTCH BROS INC.
Company-Operated Shops Results

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	515,006	100.0	392,833	100.0	1,454,094	100.0	1,099,754	100.0

Beverage, food and packaging costs	132,064	25.6	101,875	25.9	377,494	26.0	279,722	25.4
Labor costs	137,636	26.7	108,098	27.5	379,401	26.0	298,807	27.2
Occupancy and other costs	92,804	18.0	66,696	17.0	252,674	17.4	180,607	16.4
Pre-opening costs	8,026	1.6	6,933	1.8	22,775	1.6	17,086	1.6
Depreciation and amortization	34,997	6.8	26,796	6.8	103,188	7.1	77,047	7.0
Company-operated shops costs and expenses	405,527	78.7	310,398	79.0	1,135,532	78.1	853,269	77.6
Company-operated shops gross profit	109,479	21.3	82,435	21.0	318,562	21.9	246,485	22.4
Company-operated shops contribution [1]	144,476	28.1	109,231	27.8	421,750	29.0	323,532	29.4
_________________
1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Nine Months Ended September 30,
(in thousands; unaudited)	2026	2025
Net cash provided by operating activities	$297,033	$215,906
Net cash used in investing activities	(307,859)	(169,936)
Net cash used in financing activities	(63,972)	(72,129)
Net decrease in cash and cash equivalents	$(74,798)	$(26,159)
Cash and cash equivalents at beginning of period	269,404	293,354
Cash and cash equivalents at end of period	$194,606	$267,195

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$194,606	$269,404
Accounts receivable, net	15,768	18,387
Inventories, net	42,001	48,917
Prepaid expenses and other current assets	31,732	20,670
Total current assets	284,107	357,378
Property and equipment, net	981,790	824,502
Lease right-of-use assets, net	1,076,370	855,339
Deferred income tax assets, net	1,103,811	946,571
Other long-term assets	64,975	25,524
Total assets	$3,511,053	$3,009,314
Liabilities and Equity
Current liabilities:
Accounts payable	$49,530	$37,625
Other current liabilities	121,522	99,173
Deferred revenue	52,332	55,658
Current portion of tax receivable agreements liability	686	7,696
Current portion of lease liabilities	46,080	36,466
Current portion of long-term debt	4,766	3,881
Total current liabilities	274,916	240,499
Deferred revenue, net of current portion	6,669	8,918
Lease liabilities, net of current portion	1,054,345	852,380
Long-term debt, net of current portion	192,870	196,295
Tax receivable agreements liability, net of current portion	973,132	813,353
Total liabilities	2,501,932	2,111,445
Equity:
Common stock	1	1
Additional paid in capital	649,634	581,261
Accumulated other comprehensive income (loss)	(29)	48
Retained earnings	180,172	99,508
Total stockholders' equity attributable to Dutch Bros Inc.	829,778	680,818
Non-controlling interests	179,343	217,051
Total equity	1,009,121	897,869
Total liabilities and equity	$3,511,053	$3,009,314

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands; unaudited)	2026	2025	2026	2025
Shop count, beginning of period
Company-operated	888	725	811	670
Franchised	337	318	325	312
	1,225	1,043	1,136	982

Company-operated new openings	42	34	119	89
Franchised new openings	6	4	18	10
Acquisition of franchise shops	30	—	30	—

Shop count, end of period
Company-operated	960	759	960	759
Franchised	313	322	313	322
Total shop count	1,273	1,081	1,273	1,081

Systemwide AUV [1]	N/A	N/A	$2,226	$2,081
Company-operated shops AUV [1]	N/A	N/A	$2,228	$2,023

Systemwide same shop sales [1,2]	4.4%	5.7%	6.0%	5.2%
Ticket	4.0%	1.0%	3.8%	2.3%
Customer visits	0.4%	4.7%	2.2%	2.9%
Company-operated same shop sales [1]	5.4%	7.4%	7.9%	7.0%
Ticket	4.4%	0.6%	4.3%	2.0%
Customer visits	1.0%	6.8%	3.6%	5.0%

Systemwide sales [2]	$702,210	$576,886	$2,015,169	$1,637,831
Company-operated operating weeks [3]	12,180	9,645	33,862	27,566
Franchising and other operating weeks [3]	4,174	4,192	12,757	12,322
Dutch Rewards customer visits as a percentage of total customer visits [4]	74%	72%	74%	72%

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	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenues	515,006	100.0	392,833	100.0	1,454,094	100.0	1,099,754	100.0
Company-operated shops gross profit	109,479	21.3	82,435	21.0	318,562	21.9	246,485	22.4
Company-operated shops contribution [5]	144,476	28.1	109,231	27.8	421,750	29.0	323,532	29.4
Selling, general, and administrative expenses	78,954	14.4	65,289	15.4	232,781	14.9	189,595	15.9
Adjusted selling, general, and administrative expenses [5]	69,573	12.7	57,639	13.6	207,576	13.3	169,845	14.2
Net income	37,228	6.8	27,283	6.4	112,497	7.2	88,120	7.4
Adjusted EBITDA [5]	101,055	18.4	78,003	18.4	294,142	18.8	229,912	19.2
___________
1    In 2026, AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops, and same shop sales represent the percentage change in year-over-year sales, for the comparable shop base, that have been open at least 15 complete months as of the first day of the quarterly reporting period. Prior to 2026, AUVs were determined based on shops that had been open a minimum of 15 months, and same shop base was defined as shops open for 15 complete months or longer as of the first day of the reporting period. Prior period numbers have not been adjusted to conform to the new definition as the changes did not have a material impact. AUVs are calculated by dividing the systemwide and company-operated shops net sales by the total number of systemwide and company-operated shops, respectively. For the three and nine months ended September 30, 2026, the calculation of AUV for company-operated shops includes trailing twelve-month net sales related to the reacquired franchise shops that have been open at least 15 complete months. Management uses these metrics as an indicator of shop growth, expectations of mature locations, and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Systemwide shop base	1,012	876	1,012	794
Company-operated shop base	724	582	724	510
2    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under U.S. GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
3    Company-operated and franchise shops operating weeks are calculated based on the number of operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
5    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.

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Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shops contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated shops segment gross profit, before company-operated shops depreciation and amortization.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with credit facility refinancing, acquisitions-related costs, TRA remeasurements, and organization realignment and restructurings costs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation, acquisition-related costs, and organization realignment and restructurings costs.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.

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Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation, expenses associated with credit facility refinancing, acquisitions-related costs, TRA remeasurements, organization realignment and restructurings costs, and income tax effects of items excluded from net income.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A common stock outstanding - basic with addition of dilutive impacts of restricted stock units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A common stock - diluted, excluding per share impacts of equity-based compensation, expenses associated with credit facility refinancing, acquisitions-related costs, TRA remeasurements, organization realignment and restructurings costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock units and performance restricted stock units in Dutch Bros Inc. to certain eligible employees.

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Expenses associated with 2022 credit facility refinancing
Costs incurred as a result of refinancing our credit facility in May 2025, including write-off of unamortized loan costs related to the amendment and restatement of our 2022 Credit Facility, and intermediary fees and other costs related to our 2025 Credit Facility.
Acquisitions-related costs
Costs incurred as a result of our acquisitions activity, including professional fees and integration costs.
TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.
Organization realignment and restructurings
Fees and costs incurred in connection with our comprehensive initiatives to develop and implement a long-term strategy involving changes to our organizational structure to support our growth.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.

Supplemental Reconciliations of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this press release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops gross profit	109,479	21.3	82,435	21.0	318,562	21.9	246,485	22.4
Depreciation and amortization	34,997	6.8	26,796	6.8	103,188	7.1	77,047	7.0
Company-operated shops contribution	144,476	28.1	109,231	27.8	421,750	29.0	323,532	29.4

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	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income	37,228	6.8	27,283	6.4	112,497	7.2	88,120	7.4
Depreciation and amortization	39,340	7.2	29,066	6.9	113,076	7.2	83,389	7.0
Interest expense, net	7,079	1.2	6,695	1.6	21,337	1.4	20,886	1.7
Income tax expense	8,807	1.6	7,661	1.8	24,771	1.6	16,363	1.4
EBITDA	92,454	16.8	70,705	16.7	271,681	17.4	208,758	17.5
Equity-based compensation	6,955	1.3	4,648	1.1	19,112	1.2	13,513	1.1
Expenses associated with 2022 credit facility refinancing	—	—	—	—	—	—	2,000	0.2
Acquisitions-related costs	1,209	0.2	—	—	1,518	0.1	—	—
TRAs remeasurements	437	0.1	—	—	—	—	—	—
Organization realignment and restructurings	—	—	2,650	0.6	1,831	0.1	5,641	0.4
Adjusted EBITDA	101,055	18.4	78,003	18.4	294,142	18.8	229,912	19.2

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative	78,954	14.4	65,289	15.4	232,781	14.9	189,595	15.9
Depreciation and amortization	(2,109)	(0.4)	(924)	(0.2)	(5,195)	(0.3)	(2,143)	(0.2)
Equity-based compensation	(6,063)	(1.1)	(4,076)	(1.0)	(16,661)	(1.1)	(11,966)	(1.1)
Acquisitions-related costs	(1,209)	(0.2)	—	—	(1,518)	(0.1)	—	—
Organization realignment and restructurings	—	—	(2,650)	(0.6)	(1,831)	(0.1)	(5,641)	(0.4)
Adjusted selling, general, and administrative	69,573	12.7	57,639	13.6	207,576	13.3	169,845	14.2

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands; unaudited)	2026	2025	2026	2025
Net income	$37,228	$27,283	$112,497	$88,120
Equity-based compensation	6,955	4,648	19,112	13,513
Expenses associated with 2022 credit facility refinancing	—	—	—	2,000
Acquisitions-related costs	1,209	—	1,518	—
TRAs remeasurements	437	—	—	—
Organization realignment and restructuring	—	2,650	1,831	5,641
Income tax effects	(1,724)	(1,080)	(3,949)	(5,461)
Adjusted net income	$44,105	$33,501	$131,009	$103,813

Dutch Bros Inc.| Earnings Release | 13

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2026	2025	2026	2025
Weighted-average shares of Class A common stock outstanding - basic	137,941	126,986	133,230	124,751
Dilutive effects of restricted stock units	237	393	158	453
Weighted-average shares of Class A common stock outstanding - diluted	138,178	127,379	133,388	125,204
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	39,823	50,524	44,478	52,674
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	178,001	177,903	177,866	177,878

Net income per share of Class A common stock - diluted	$0.20	$0.14	$0.60	$0.47
Controlling and non-controlling interest adjustments	0.01	0.02	0.04	0.02
Equity-based compensation	0.04	0.03	0.10	0.09
Expenses associated with 2022 credit facility refinancing	—	—	—	0.01
Acquisitions-related costs	0.01	—	0.01	—
TRAs remeasurements	—	—	—	—
Organization realignment and restructurings	—	0.01	0.01	0.03
Income tax effects	(0.01)	(0.01)	(0.02)	(0.03)
Adjusted net income per fully exchanged share of diluted common stock	$0.25	$0.19	$0.74	$0.59

Dutch Bros Inc.| Earnings Release | 14

For Investor Relations inquiries:
Neil Patel, CFA
(480) 447-2282
neil.patel@dutchbros.com

For Media Relations inquiries:
Erin Gray
(480) 382-7228
erin.gray@dutchbros.com

Dutch Bros Inc.| Earnings Release | 15